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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 8, 1997

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                           SCOTSMAN INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    1-10182                  36-3635892
     (STATE OR OTHER              (COMMISSION             (I.R.S. EMPLOYER
      JURISDICTION               FILE NUMBER)            IDENTIFICATION NO.)
    OF ORGANIZATION)

      775 CORPORATE WOODS PARKWAY                        60061
         VERNON HILLS, ILLINOIS                        (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                                 (847) 215-4500
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE.)

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  On March 8, 1997, K Acquisition Corp. ("Purchaser"), a Michigan corporation and an indirect wholly owned subsidiary of Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), consummated its cash tender offer (the "Offer") for all outstanding shares of Common Stock, $1.00 par value, of Kysor Industrial Corporation, a Michigan corporation ("Kysor"), including the associated common share purchase rights issued pursuant to the Rights Agreement, dated as of April 26, 1996, as amended, between Kysor and Harris Trust and Savings Bank, as successor rights agent (collectively, the "Common Stock"), and all outstanding shares of Series A Convertible Voting Preferred Stock, $24.375 stated value per share (the "ESOP Preferred Stock" and, together with the Common Stock, the "Shares"). On March 11, 1997, Old Kent Bank, the trustee (the "Trustee") under the Kysor Industrial Corporation Employee Stock Ownership Trust (the "Trust") and the holder of record of all outstanding shares of ESOP Preferred Stock, converted 28,724.1221 shares of ESOP Preferred Stock into an equal number of shares of Common Stock. The 28,724.1221 shares of ESOP Preferred Stock represented all outstanding shares of ESOP Preferred Stock that the Trustee had not tendered on behalf of the participants under the Trust pursuant to the Offer. Pursuant to the Offer, Purchaser acquired 6,372,673 Shares, or approximately 94% of the outstanding Shares. All Shares validly tendered and not withdrawn before expiration of the Offer at 12:00 midnight, New York City time, on March 7, 1997, were accepted for payment, including 1,108,382 Shares tendered pursuant to guaranteed delivery procedures. The Offer was made pursuant to the Agreement and Plan of Merger, dated February 2, 1997, as amended (the "Merger Agreement"), among Scotsman, Purchaser and Kysor. A copy of the press release of Scotsman announcing the acquisition of the Shares is filed as Exhibit (c)(2) to this Form 8-K.

  As contemplated by the Merger Agreement, on March 12, 1997, Purchaser was merged with and into Kysor (the "Merger"), with Kysor being the surviving corporation and an indirect wholly owned subsidiary of Scotsman (the "Surviving Corporation"). The Merger was effected pursuant to the "short-form" merger provisions of Section 450.1711 of the Michigan Business Corporation Act, as amended without prior notice to, or any action by, any shareholder of Kysor. At the effective time of the Merger, each share of Common Stock that was issued and outstanding (other than shares of Common Stock owned by Kysor, Scotsman, Purchaser or any of their respective subsidiaries, which shares were automatically canceled and retired) was converted into the right to receive from the Surviving Corporation $43.00 in cash, without interest thereon (the "Merger Consideration"). Scotsman promptly will cause notice of the Merger to be mailed to each person who held Shares that were not tendered pursuant to the Offer, which notice will contain documentation pursuant to which such person may obtain the Merger Consideration.

  Purchaser's payment of approximately $274 million for the aggregate purchase price of the Shares purchased by Purchaser in the Offer was funded with an advance to Purchaser by Scotsman Group Inc., a Delaware corporation and the sole shareholder of Purchaser ("Scotsman Group"). Scotsman Group derived the funds necessary for such advance from borrowings under a new credit facility with a syndicate of banks and The First National Bank of Chicago, as agent.

  Kysor is a leading international manufacturer through its Commercial Products Group of refrigerated display cases, commercial refrigeration systems and insulated panels for the supermarket industry. As contemplated by the Merger Agreement, on March 10, 1997, Kysor sold to Transpro Group, Inc., a Delaware corporation ("Transpro"), and Kuhlman Corporation, a Delaware corporation and the indirect parent of Transpro, substantially all of the assets of Kysor's Transportation Products Group for a purchase price of $86 million in cash, and Transpro assumed, with limited exceptions, the liabilities related to such assets. Kysor's Transportation Products Group produces components for the medium and heavy-duty commercial vehicle market.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    The financial statements of Kysor will be filed by amendment as soon as practicable and in any event not later than 60 days after the date upon which this Form 8-K is required to be filed.

  (b) PRO FORMA FINANCIAL INFORMATION.

    The pro forma financial information will be filed by amendment as soon as practicable and in any event not later than 60 days after the date upon which this Form 8-K is required to be filed.

  (c) EXHIBITS:

    (1)Agreement and Plan of Merger, dated as of February 2, 1997, among Scotsman, Purchaser and Kysor. (Incorporated by reference from Exhibit (c)(1) to Scotsman's Tender Offer Statement on
             Schedule 14D-1 filed by Scotsman with the Securities and Exchange Commission ("SEC") on February 7, 1997 (the "Schedule 14D-1"))
    (2)First Amendment to Agreement and Plan of Merger, dated as of March 7, 1997, among Scotsman, Purchaser and Kysor.
    (3)Press release of Scotsman dated March 10, 1997. (Incorporated by reference from Exhibit (a)(15) to Amendment No. 5 to the
             Schedule 14D-1 filed by Scotsman with the SEC on March 10,
             1997)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                          Scotsman Industries, Inc.

                                                  /s/ Donald D. Holmes
                                          By: _________________________________
                                            Name: Donald D. Holmes
                                            Title: Vice President--Treasurer
                                                and Secretary

DATE: March 14, 1997